                                                                      EXHIBIT 11

             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                 Three Months Ended                   Nine Months Ended
                                                     October 31,                         October 31,
                                            -----------------------------       ----------------------------
                                               2000              1999              2000             1999
                                            -----------       -----------       -----------      -----------
BASIC:

Net income from continuing operations       $ 1,643,000       $ 1,482,000       $ 2,981,000      $ 2,664,000

Weighted average shares outstanding           6,831,000         6,540,000         6,677,000        6,606,000
                                            -----------       -----------       -----------      -----------
Basic income per share from continuing
    operations                              $      0.24       $      0.23       $      0.45      $      0.40
                                            ===========       ===========       ===========      ===========

Net income (loss) from discontinued
    operations                              $  (121,000)      $(1,894,000)      $   378,000      $(1,105,000)

Weighted average shares outstanding           6,831,000         6,540,000         6,677,000        6,606,000
                                            -----------       -----------       -----------      -----------
Basic income (loss) per share from
    discontinued operations                 $     (0.02)      $     (0.29)      $      0.05      $     (0.16)
                                            ===========       ===========       ===========      ===========

Net income (loss)                           $ 1,522,000       $  (412,000)      $ 3,359,000      $ 1,559,000

Weighted average shares outstanding           6,831,000         6,540,000         6,677,000        6,606,000
                                            -----------       -----------       -----------      -----------

Basic income (loss) per share               $      0.22       $     (0.06)      $      0.50      $      0.24
                                            ===========       ===========       ===========      ===========

             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                 Three Months Ended                   Nine Months Ended
                                                     October 31,                         October 31,
                                            -----------------------------       -----------------------------
                                               2000              1999              2000              1999
                                            -----------       -----------       -----------       -----------
DILUTED:

Net income from continuing operations       $ 1,643,000       $ 1,482,000       $ 2,981,000       $ 2,664,000
Effect of subsidiary options                    (95,000)          (84,000)         (211,000)         (162,000)
                                            -----------       -----------       -----------       -----------
Net income used in calculation of
    diluted income per share from
    continuing operations                   $ 1,548,000       $ 1,398,000       $ 2,770,000       $ 2,502,000
                                            ===========       ===========       ===========       ===========

Weighted average shares outstanding           6,831,000         6,540,000         6,677,000         6,606,000
Effect of dilutive securities - stock
    options                                     220,000           234,000           293,000           273,000
                                            -----------       -----------       -----------       -----------
Weighted average shares used in
    calculation of diluted income per
    share from continuing operations          7,051,000         6,774,000         6,970,000         6,879,000
                                            ===========       ===========       ===========       ===========
Diluted income per share from
    continuing operations                   $      0.22       $      0.21       $      0.40       $      0.36
                                            ===========       ===========       ===========       ===========

Net income (loss) from discontinued
    operations                              $  (121,000)      $(1,894,000)      $   378,000       $(1,105,000)
Effect of subsidiary options                         --                --                --                --
                                            -----------       -----------       -----------       -----------
Net income (loss) used in calculation
    of diluted income per share from
    discontinued operations                 $  (121,000)      $(1,894,000)      $   378,000       $(1,105,000)
                                            ===========       ===========       ===========       ===========

Weighted average shares outstanding           6,831,000         6,540,000         6,677,000         6,606,000
Effect of dilutive securities - stock
    options                                     220,000           234,000           293,000           273,000
                                            -----------       -----------       -----------       -----------
Weighted average shares used in
    calculation of diluted income
    (loss) per share from discontinued
    operations                                7,051,000         6,774,000         6,970,000         6,879,000
                                            ===========       ===========       ===========       ===========
Diluted income (loss) per share from
    discontinued operations                 $     (0.02)      $     (0.28)      $      0.05       $     (0.16)
                                            ===========       ===========       ===========       ===========

             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                Three Months Ended                   Nine Months Ended
                                                    October 31,                         October 31,
                                           -----------------------------       -----------------------------
                                              2000              1999              2000              1999
                                           -----------       -----------       -----------       -----------
Net income                                 $ 1,522,000       $  (412,000)      $ 3,359,000       $ 1,559,000

Effect of subsidiary options                   (95,000)          (84,000)         (211,000)         (162,000)
                                           -----------       -----------       -----------       -----------
Net income used in calculation of
    diluted income per share               $ 1,427,000       $  (496,000)      $ 3,148,000       $ 1,397,000
                                           ===========       ===========       ===========       ===========

Weighted average shares outstanding          6,831,000         6,540,000         6,677,000         6,606,000
Effect of dilutive securities - stock
    options                                    220,000           234,000           293,000           273,000
                                           -----------       -----------       -----------       -----------
Weighted average shares used in
    calculation of diluted income per
    share                                    7,051,000         6,774,000         6,970,000         6,879,000
                                           ===========       ===========       ===========       ===========

Diluted income per share                   $      0.20       $     (0.07)      $      0.45       $      0.20
                                           ===========       ===========       ===========       ===========